Exhibit 1.1

Execution Version

Perpetua Resources Corp.

Common Shares

Amended and Restated Underwriting Agreement

June 12, 2025

National Bank Financial Inc.

BMO Capital Markets Corp.

As Representatives of the several Underwriters

c/o National Bank Financial Inc.

130 King Street West, Suite 800

Toronto, Ontario M5X 1J9

c/o BMO Capital Markets Corp.

151 W 42nd St.

New York, New York 10036

Ladies and Gentlemen:

Perpetua Resources Corp., a company incorporated under the Business Corporations Act (British Columbia) (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representative, an aggregate of 28,315,300 of common shares, without par value, of the Company (the “Common Shares”). The 24,622,000 Common Shares to be issued and sold to the Underwriters as set forth on Schedule I hereto are collectively referred to as the “Firm Shares”. The Company also proposes to grant to the Underwriters an option to purchase up to 3,693,300 additional Common Shares (the “Option Shares”). The Firm Shares together with the Option Shares being hereinafter called the “Securities”. Concurrently with the sale of the Securities, the Company has agreed to sell 7,575,757 Common Shares in a private placement to Paulson & Co, Inc. pursuant to the subscription agreement dated June 10, 2025 between the Company and Paulson & Co, Inc. (the “Paulson Subscription Agreement”) at the purchase price outlined in Section 2 hereto. This Amended and Restated Underwriting Agreement (the “Agreement”) amends, restates and supersedes in its entirety the prior underwriting agreement, dated as of June 11, 2025, by and among the Company and the Representatives acting as representatives for the several underwriters named therein (the “Underwriting Agreement”).

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus (each as defined below) shall be deemed to refer to and include the filing of any document incorporated or deemed to be incorporated therein by reference. The use of the neuter in the Agreement shall include the feminine and masculine as the context requires. Certain terms used herein are defined in Section 22 hereof.

As used in this Agreement, the “Registration Statement” means the registration statement referred to in Section 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date, and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective; the “Base Prospectus” means the base prospectus referred to in Section 1(a) hereof contained in the Registration Statement at the date and time that the Underwriting Agreement was executed and delivered by the parties hereto (the “Execution Time”); the “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) hereof which is used prior to the filing of the Final Prospectus, together with the Base Prospectus; and the “Final Prospectus” means the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act after the Execution Time, together with the Base Prospectus.

The Company understands that the Underwriters propose to complete: (i) a public offering of the Securities in the United States, either directly or through their respective U.S. broker-dealer affiliates, upon the terms set forth in the Disclosure Package and the Final Prospectus; and (ii) a private placement of the Securities in each of the provinces and territories of Canada pursuant to available exemptions from the prospectus requirements under NI 45-106, either directly or through their respective Canadian broker-dealer affiliates, upon the terms set forth in the Canadian Subscription Agreements, all as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

1.                  Representations and Warranties.

The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)               Registration Statement. The Company meets the requirements for use of Form S-3 under the Securities Act, and has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-266071), including a related base prospectus; such registration statement has been declared effective by the Commission; the Company has filed with the Commission, pursuant to Rule 424(b) under the Securities Act, a preliminary prospectus supplement relating to the offering of the Securities; no other document with respect to the offering of the Securities has heretofore been filed or transmitted for filing with the Commission, except for any documents filed with the Commission subsequent to the date of such effectiveness in the form heretofore delivered to the Representatives; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of the Company, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time the registration statement became effective, each as amended at the time of the registration statement became effective and including any post-effective amendment thereto and any prospectus supplement relating to the Securities that is filed with the Commission are hereinafter collectively called the “Registration Statement”); any reference to any amendment to the Registration Statement shall be deemed to refer to and include any documents incorporated by reference therein after the effective date of the initial Registration Statement; the base prospectus filed as part of the Registration Statement, including all documents incorporated therein by reference, contained in the Registration Statement at the Execution Time, is hereinafter called the “Base Prospectus”; the preliminary prospectus supplement relating to the offering of the Securities, including all documents incorporated therein by reference, filed with the Commission on June 11, 2025, together with the Base Prospectus, which is used prior to the filing of the Final Prospectus, is hereinafter called the “Preliminary Prospectus”; the final prospectus supplement relating to the offering of the Securities, including all documents incorporated therein by reference, to be filed with the Commission after the Execution Time in accordance with Section 5(a) hereof, together with the Base Prospectus, is hereinafter called the “Final Prospectus”;

All references in this Agreement to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

(b)               No Misstatement or Omission.

(i)            On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Shares are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the respective rules thereunder; no order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus that has been issued by the Commission; on each Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(ii)           The Disclosure Package does not and on the Closing Date and any settlement date, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(iii)          (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (B) as of the Execution Time (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer;

(iv)         Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(c)              Testing-the-Waters. In connection with the offering of the Securities, the Company has not alone engaged in any Testing-the-Waters Communication. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(d)               Stock Exchange Listing; No Cease Trade. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are currently listed on the Nasdaq Stock Market LLC (the “Nasdaq”) and the Toronto Stock Exchange (“TSX”) under the trading symbol “PPTA.” The Company has not received and has no notice of any order ceasing or suspending trading in the securities of the Company or prohibiting the sale of the Common Shares. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, delisting the Common Shares from the Nasdaq or the TSX, nor has the Company received any notification that the Commission, the Nasdaq or the TSX is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Nasdaq and the TSX and all material filings and fees required to be made and paid by the Company pursuant to Canadian Securities Laws and Applicable Securities Laws and general corporate law have been made and paid. The Company will apply to list the Securities on the TSX and will submit the required notification with respect to the issuance of the Securities to Nasdaq;

(e)               Good Standing of the Company. The Company: (i) has been duly incorporated and is validly existing as a company under the Business Corporations Act (British Columbia) (the “BCBCA”) and is, with respect to the filing of annual reports, in good standing under the BCBCA; (ii) has all requisite corporate power and capacity to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all requisite corporate power and authority to create, issue and sell the Securities and to enter into and carry out its obligations under this Agreement and the Canadian Subscription Agreements;

(f)                Ownership of Subsidiaries. Idaho Gold Resources Company, LLC (“Idaho Gold”) and Perpetua Resources Idaho, Inc. (each, a “Subsidiary” and collectively, the “Subsidiaries”) are the only subsidiaries of the Company. The Company beneficially owns, directly or indirectly, 100% of the issued and outstanding shares in the capital of the Subsidiaries free and clear of all encumbrances and the Company is entitled to the full beneficial ownership of all shares in the Subsidiaries. All of such shares in the capital of the Subsidiaries have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares. None of the outstanding securities of any Subsidiaries were issued in violation of the preemptive or similar rights of any security holder of such Subsidiaries. There exist no options, warrants, purchase rights, or other contracts or commitments that could require the Company to sell, transfer or otherwise dispose of any securities of any Subsidiary;

(g)               Good Standing of Subsidiaries. Each of the Subsidiaries: (i) has been duly incorporated, continued or amalgamated in its jurisdiction of incorporation and is up-to-date in all material corporate filings and in good standing under the laws of such jurisdiction, (ii) has all requisite corporate power and capacity to carry on its business as now conducted and to own, lease and operate its properties and assets, respectively; and (iii) is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business; except where the failure to be so qualified under (iii) or in good standing under (i), as the case may be, could not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below);

(h)               No Proceedings for Dissolution. No acts or proceedings have been taken, instituted or, are pending for the dissolution or liquidation of the Company or the Subsidiaries;

(i)                 Material Compliance with Laws. Each of the Company and the Subsidiaries is, in all material respects, conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its properties or carry on business to enable their business to be carried on as now conducted and proposed to be conducted and its properties and assets to be owned, leased and operated and all such licenses, registrations and qualifications are valid, subsisting and in good standing and, other than as disclosed in the Disclosure Package or the Final Prospectus, it has not received a notice of non-compliance, nor know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits, which could have a Material Adverse Effect.

As used in this Agreement, “Material Adverse Effect” shall mean (i) any change, event, occurrence, state of facts, effect or circumstance that, individually or in the aggregate with other such changes, events, occurrences, states of fact, effects or circumstances, is or would reasonably be expected to be material and adverse to the business, operations, results of operations, assets, properties, prospects, capitalization, financial condition or liabilities of the Company and its Subsidiaries, taken as a whole; or (ii) any fact, event, or change that would result in any of the Registration Statement, the Disclosure Package or the Final Prospectus containing a material misstatement or omission;

(j)                 Share Capital. The authorized capital of the Company consists of an unlimited number of Common Shares without par value, an unlimited number of first preferred shares without par value, and an unlimited number second preferred shares without par value of which, as of the close of business on June 8, 2025, 71,604,842 Common Shares were outstanding as fully paid and non-assessable shares of the Company, no first preferred shares were outstanding, and no second preferred shares were outstanding. Such authorized capital of the Company conforms in all material respects to the descriptions thereof contained in Registration Statement, the Disclosure Package and the Final Prospectus;

(k)               Authorization of Securities. The Securities to be issued and sold as described herein have been duly and validly authorized for issuance and upon issuance, delivery and payment thereof, will be validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights (except any such contractual rights that have been duly waived), resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Securities, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Registration Statement, the Disclosure Package and the Final Prospectus;

(l)                 Corporate Actions. All necessary corporate action has been taken by the Company so as to: (i) authorize the execution, delivery and performance of this Agreement and the Canadian Subscription Agreements; and (ii) validly issue the Securities as fully paid and non-assessable Common Shares;

(m)             Valid and Binding Documents. The execution and delivery of this Agreement and the Canadian Subscription Agreements and the performance of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Company and upon the execution and delivery thereof, this Agreement and the Canadian Subscription Agreements shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, provided that enforcement thereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the Limitations Act (British Columbia);

(n)               No Default or Breach. Except where such breach, default, violation or conflict would not reasonably be expected to have a Material Adverse Effect, the Company is not in breach or default of, and the execution and delivery of this Agreement this Agreement and the Canadian Subscription Agreements and the performance by the Company of its obligations hereunder and thereunder, and the issue and sale of the Securities, do not and will not conflict with or result in a breach or violation of any of the terms of or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (i) any statute, rule or regulation applicable to the Company, including Applicable Securities Laws; (ii) the constating documents, notice of articles, articles or resolutions of the Company which are in effect at the date of hereof; (iii) any Debt Instrument, contract, commitment, agreement, instrument, lease or other document (written or oral) (each, a “Material Agreement”), to which the Company or the Subsidiaries are a party and which is material to the Company and the Subsidiaries on a consolidated basis, including but not limited to, the agreement between the Company, Idaho Gold, and Paulson & Co. Inc. dated March 17, 2020 (the “Participation Agreement”); or (iv) any judgment, decree or order binding the Company or the properties or assets of the Company;

As used in this Agreement, “Applicable Securities Laws” means collectively, the applicable securities laws in each of the jurisdictions in which the Securities are offered or sold, the respective regulations made thereunder, and all applicable rules and policies of the TSX and the Nasdaq. As used herein, “Debt Instrument” means any note, loan, bond, debenture, indenture, promissory note, credit facility, or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability to which the Company or the Subsidiaries are a party or to which their property or assets are otherwise bound;

(o)               FINRA Exemption. To enable the Underwriters to rely on Rule 5110(h)(1)(C) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Company represents that the Company has (i) a reporting history of 36 calendar months immediately preceding the filing of the Registration Statement and (ii) at least US$150 million aggregate market value of voting stock held by non-affiliates, or alternatively the aggregate market value of the voting stock held by non-affiliates of the Company is US$100 million or more and the Company has had an annual trading volume of such stock of three million shares or more;

(p)               No Restrictions to Compete. Other than certain restrictions under the Technology Investment Agreement between the United States of America and Perpetua Resources Idaho, Inc., dated December 16, 2022, as amended from time to time, the Company is not a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Company to compete in any line of business, transfer or move any of its assets or operations;

(q)               Material Agreements. With respect to the Material Agreements: (i) all of the Material Agreements are valid, subsisting, in good standing and in full force and effect, enforceable in accordance with the terms thereof; provided, that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles; (ii) the Company and the Subsidiaries have performed all material obligations (including payment obligations) in a timely manner under, and are in compliance with all terms, conditions and covenants contained in each Material Agreement that could have a material impact on the Company or its Subsidiaries; and (iii) to the knowledge of the Company, no other party is in breach, violation or default of any term under any Material Agreement

(r)                Necessary Consents and Approvals. All consents, approvals, permits, authorizations or filings as may be required under Applicable Securities Laws necessary for the execution and delivery of this Agreement this Agreement and the Canadian Subscription Agreements, the issuance, sale and delivery of the Securities, and the consummation of the transactions contemplated hereby have been made or obtained, as applicable, other than such customary post-closing notices or filings required to be submitted within the applicable time frame pursuant to Applicable Securities Laws in connection therewith;

(s)               Financial Statements. The consolidated financial statements (the “Financial Statements”) of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or notes thereto, or (ii) in the case of unaudited financial statements, to the extent they may exclude footnotes or may be condensed or summary statements and subject to normal year-end audit adjustments); the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Disclosure Package and the Final Prospectus are accurately and fairly presented in all material respects and are prepared on a basis consistent with the Financial Statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Disclosure Package and the Final Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Disclosure Package and the Final Prospectus; and all disclosures contained or incorporated by reference in the Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(t)                Off-Balance Sheet Arrangements and Liabilities. There are no off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Company which are required to be disclosed and are not disclosed or reflected in the Financial Statements and the Company does not have any material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Statements;

(u)               Accounting Policies. There has been no change in accounting policies or practices of the Company since December 31, 2024, other than as required by GAAP and as disclosed in the Financial Statements;

(v)               Internal Controls. The Company and each of its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective as of the latest date of management’s evaluation of such internal control over financial reporting as set forth in the Company’s periodic reports and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since December 31, 2024, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to provide reasonable assurance that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within ninety (90) days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls;

(w)             Independent Public Accounting Firm. PricewaterhouseCoopers LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement, the Preliminary Prospectus and the Final Prospectus, are and, during the periods covered by their report, were an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company;

(x)               Labor and Employment Matters. No material labor dispute, complaint, grievance or other conflict with the employees of the Company or the Subsidiaries currently exists or is pending, or to the knowledge of the Company, is threatened or pending. No union representation question exists respecting the employees of the Company or the Subsidiaries and no collective bargaining agreement is in place or currently being negotiated by the Company or the Subsidiaries. The Company and Subsidiaries are currently in material compliance with all laws and regulations respecting employment and employment practices, workers’ compensation, occupational health and safety and similar legislation, including payment in full of all amounts owing thereunder, and there are no pending claims or outstanding orders of a material nature against either of them under applicable workers’ compensation legislation, occupational health and safety or similar legislation nor has any event occurred which may give rise to any such material claim;

(y)              No Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein) and other than the Company’s execution of this Agreement, and the sale of any Securities, there has not been (i) any material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries on a consolidated basis, (ii) there has not been any material change in the capital stock or long-term debt of the Company and its Subsidiaries on a consolidated basis and (iii) the Company and each Subsidiary has carried on its business in the ordinary course;

(z)               Material Properties and Mining Rights. The Stibnite Gold Project (the “Stibnite Gold Project”) located in central Idaho, United States comprised of the mineral concessions described in the technical report summary, dated as of December 31, 2021, and amended as of June 6, 2022, and prepared by M3 Engineering & Technology Corp., Grenvil Dunn, C.Eng., Garth D. Kirkham, P.Geo., Blue Coast Metallurgy Ltd., Value Consulting, Inc. and Tierra Group International, Ltd. (the “TRS”), which summarizes the technical report titled “Stibnite Gold Project, Feasibility Study Technical Report, Valley County, Idaho” effective December 22, 2020, issued on January 27, 2021, and prepared by Richard K. Zimmerman, R.G., SME-RM, Art Ibrado, P.E., Grenvil M. Dunn, C.Eng., Garth D. Kirkham, P. Geo., Christopher J. Martin, C.Eng., Peter E. Kowalewski, P.E., Chris J. Roos, P.E. and Scott Rosenthal, P.E. (the “FS Technical Report”) is the only mining project which the Company directly or indirectly owns and: (i) Except for the Permitted Encumbrances and as disclosed in the Disclosure Package and the Final Prospectus, the Company and the Subsidiaries are the absolute legal and beneficial owners of and have good and marketable title to all of the material assets of the Company and the Subsidiaries, including the Stibnite Gold Project and all of Mining Rights thereof, all of which are valid and in good standing, free of encumbrances. Except as disclosed in the Disclosure Package and the Final Prospectus, no other Mining Rights are necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted and the Company knows of no claim or basis for any claim that would have a Material Adverse Effect on the right of the Company or the Subsidiaries to use, transfer, access or otherwise exploit such Mining Rights. Except as disclosed in the Disclosure Package and the Final Prospectus, the Company and the Subsidiaries have no responsibility or obligation to pay any commission, royalty, license fee or similar payment to any person with respect to the Mining Rights thereof, (ii) the Company and the Subsidiaries hold the Mining Rights under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company and the Subsidiaries to access, explore the mineral deposits relating thereto as are appropriate in view of their respective rights and interests therein; all such Mining Rights have been validly located and, to the best of the Company’s knowledge after having made due investigation, recorded by the applicable regulatory authorities in accordance with all applicable laws and are valid, in full force and effect, enforceable in accordance with their respective terms and neither the Company nor any Subsidiary is in default of any of the material provisions of any such agreements, including failure to fulfill any payment or work obligation thereunder, nor has any such default been alleged, (iii) there are no restrictions imposed by any applicable law or by agreement which materially conflict with the proposed exploration, evaluation and maintenance of the Stibnite Gold Project, (iv) neither the Company nor any Subsidiary has received written notice of any claims for construction liens or other liens, charges, encumbrances, security interests or adverse claims with respect to work or services performed or materials supplied to, on or in connection with the Stibnite Gold Project other than liens or encumbrances imposed in the ordinary course of business and the Permitted Encumbrances (as defined below), (v) all rentals, payment and obligations (including but not limited to maintenance for the Mining Rights (as defined below)), royalties, overriding royalty interests, production payments, net profits, interest burdens and other payments due or payable on or prior to the date hereof under or with respect to the Stibnite Gold Project have been properly and timely paid and (vi) except as disclosed in the Disclosure Package and the Final Prospectus, all: (A) mines and mining related activities where the Company or any of the Subsidiaries is operator have been explored, developed and operated in accordance with good mining practices and in compliance in all material respects with all applicable laws during such time as the Company or any of its Subsidiaries was operator and (B) mines located in or on the lands of the Company or any of the Subsidiaries or lands pooled or unitized therewith, which have been abandoned by the Company or a Subsidiary have in all material respects been developed, managed and abandoned in accordance with good mining practices and in compliance with all applicable laws.

As used herein, “Mining Rights” means all prospecting, exploration, development, ingress, egress, access and surface rights, mining and mineral rights, concessions, claims, licenses, leases, permits, consents, approvals and authorizations in respect of the Stibnite Gold Project. As used herein, “Permitted Encumbrances” means (i) the continuing security interest and first priority lien on collateral, evidenced by a mortgage and the recording of a royalty deed and memorandum of royalty agreement granted in connection with the royalty agreement dated as of May 7, 2013, as amended, among the Company, certain of its subsidiaries and Franco-Nevada Idaho Corporation (the “Gold Royalty Agreement”) and the continuing security interest and first priority lien on collateral, evidenced by a mortgage and the recording of a royalty deed and memorandum of royalty agreement granted in connection with the royalty agreement dated as of March 21, 2024, among the Company, certain of its subsidiaries and Franco-Nevada Idaho Corporation (the “Silver Royalty Agreement” and together with the Gold Royalty Agreement, the “FNV Royalty Agreements”), (ii) the financial assurance and related surety bond in connection with the Administrative Settlement Agreement and Order on Consent (“ASAOC”), as disclosed in the Disclosure Package, (iii) any Permitted Encumbrance (as such term is defined in the FNV Royalty Agreements), (iv) statutory liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, (v) mechanics', carriers', workers', repairers' and similar liens arising or incurred in the ordinary course of business for amounts not yet due or the validity of which is being contested in good faith by appropriate proceedings, and that do not, and would not, have a Material Adverse Effect on exploration, mine development and operation of the Stibnite Gold Project, (vi) environmental and mining statutes and regulations by any Governmental Authority, (vii) title of a lessor under a capital or operating lease, (viii) terms and conditions of the amended and restated option agreement dated as of December 1, 2016 between Stibnite Gold Company and JJO, LLC pursuant to which Stibnite Gold Company is entitled to acquire 100% ownership of the Cinnabar claims (the “Option Agreement”), (ix) such liens, imperfections in title, charges, easements, restrictions, encumbrances or other matters that are due to zoning or subdivision, entitlement and other land use laws or regulations, (x) any set of facts an accurate up-to-date survey would show, provided, however, that such facts do not have a Material Adverse Effect on the exploration, mine development and operation of the Stibnite Gold Project in the ordinary course of business and (xi) security interests granted in connection with statutory obligations or otherwise in favor of a public authority. As used herein, “Governmental Authority” means and includes, without limitation, any national, federal, government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

(aa)            No Actions or Proceedings. There are no material actions, proceedings or investigations (whether or not purportedly by or on behalf of the Company or the Subsidiaries) threatened against or affecting or, to the knowledge of the Company, pending against the Company or the Subsidiaries at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, except as disclosed in the Disclosure Package and the Final Prospectus. The Company is not aware of any legislation, or proposed legislation published by a legislative body, which it anticipates will have a Material Adverse Effect;

(bb)            Possession of Permits and Authorizations. The Company and the Subsidiaries: (i) have all material permits, certificates, licenses, approvals, consents and other authorizations (collectively, the “Permits”) issued by the appropriate federal, provincial, regional, state, local or foreign regulatory agencies or bodies necessary to carry on the business of the Company and the Subsidiaries as it is currently conducted and all of the Permits issued to date are valid and in full force and effect, (ii) expect any additional Permits that are required to carry out the Company’s and the Subsidiaries’ planned business activities will be obtained in the ordinary course and in accordance with the timing as disclosed in the Disclosure Package and the Final Prospectus, subject to the risks and uncertainties concerning potential delays as set out in the Disclosure Package and the Final Prospectus, (iii) are in compliance with the terms and conditions of all Permits except where such non-compliance would not reasonably be expected to have a Material Adverse Effect and (iv) except as disclosed in the Disclosure Package and Final Prospectus, have not received any notice of proceedings relating to the revocation or modification of any such Permits or any notice advising of the refusal to grant any Permit that has been applied for or is in process of being granted;

(cc)            Intellectual Property. Except as disclosed or incorporated by reference into the Disclosure Package and the Final Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Disclosure Package and the Final Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(dd)           Insurance. The Company and the Subsidiaries maintain insurance against such losses, risks and damages to their properties and assets in such amounts that are customary for the business in which they are engaged and on a basis consistent with reasonably prudent persons in comparable businesses, and all of the policies in respect of such insurance coverage are in good standing, in full force and effect in all respects and not in default. Each of the Company and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects and there are no material claims by the Company or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it will not be able to renew such existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has failed to promptly give any notice of any material claim thereunder;

(ee)            Taxes. (i) All material taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, levies, imposts, assessments, deductions, charges or withholdings imposed by a Governmental Authority and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Company and the Subsidiaries have been paid, (ii) all material tax returns, declarations, remittances and filings required to be filed by the Company and the Subsidiaries have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate, and no material fact or facts have been omitted therefrom which would make any of them misleading and (iii) to the knowledge of the Company, no material examination of any tax return of the Company or the Subsidiaries is currently in progress and there are no material issues or disputes outstanding with any Governmental Authority regarding any taxes that have been paid, or may be payable, by the Company or the Subsidiaries;

(ff)              Leased Premises. With respect to each of the premises which are material to the Company and which the Company occupies as a tenant (the “Leased Premises”), the Company and the Subsidiaries occupy the Leased Premises and each has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company and the Subsidiaries occupy the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement and the completion of the transactions described herein by the Company, will not afford any of the parties to such leases or any other person the right to terminate such lease or result in any additional or more onerous obligations under such leases;

(gg)            No Asset Impairment. The Company has undertaken an asset analysis in respect of the Stibnite Gold Project, including all estimates of the mineral resources and mineral reserves reported thereon and has not found any material asset impairment and does not anticipate making any write downs in respect of the Stibnite Gold Project, or any parts thereof;

(hh)            Environmental Matters. With respect to the Stibnite Gold Project, other than as disclosed in the Disclosure Package and the Final Prospectus: (i) there has not been a material breach of any applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign, including laws, ordinances, regulations or orders, relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances (the “Environmental Laws”), (ii) all material licenses, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the “Environmental Permits”) necessary as at the date hereof for the operation of the business currently carried on by the Company and the Subsidiaries have been obtained or have been applied for and the Company expects the issuance of any additional Environmental Permits that are required to carry out the planned business activities on the Stibnite Gold Project to be obtained in the ordinary course and in accordance with the timing as disclosed in the Disclosure Package and the Final Prospectus and subject to the risks and uncertainties stated therein, and each Environmental Permit currently held is valid, subsisting and in good standing and there are no material defaults or breaches of any Environmental Permits and no proceeding has been threatened, or to the knowledge of the Company, is pending to revoke or limit any Environmental Permit, (iii) there has not been any breach of Environmental Laws and Environmental Permits, on any property or facility owned or leased or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any hazardous substance, and no conditions exist at, on or under any property now or previously owned, operated or leased which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Laws, individually or in the aggregate, that has or may reasonably be expected to have a Material Adverse Effect, (iv) there have been no material claims, complaints, notices of, or prosecutions for an offence alleging, non-compliance with any Environmental Laws, and there have been no settlements of any allegation of non-compliance short of prosecution and there are no orders or directions relating to environmental matters including reclamation requiring any material work, repairs, construction or capital expenditures to be made or any notice of same, (v) except as ordinarily or customarily required by applicable permit, no notice has been received by the Company or its Subsidiaries, and to the knowledge of the Company, no notice has been issued alleging or stating that any party is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any law including any Environmental Laws, (vi) all mining related activities, exploration, reclamation, development and other actions and operations have been conducted by the Company and the Subsidiaries in all material respects in accordance with good mining, exploration and engineering practices and all applicable laws including material workers’ compensation and health and safety and workplace laws, mining laws, regulations and policies, (vii) other than the Company’s obligations under the ASAOC, there are no ongoing environmental liabilities, claims, or disputes related to historical mining activities on the Stibnite Gold Project, (viii) the Company and the Subsidiaries did not cause the current water quality issues at the Stibnite Gold Project, (ix) the Company’s actions have been limited to exploration, studying current conditions in the district, evaluating the optimal solutions for remediation and restoration and presenting those solutions to the regulators responsible for the site, (x) except as disclosed in the Disclosure Package and the Final Prospectus, there are no reclamation bonds related to the Stibnite Gold Project and (xi) other than ongoing studies in connection with the permitting process currently being undertaken by the Company, there are no material ongoing environmental audits, evaluations, assessments, studies or tests being conducted except for ongoing audits, evaluations, assessments, studies or tests being conducted in the ordinary course;

(ii)               Aboriginal or Native Claims. Other than in respect of the Nez Perce Tribe or otherwise publicly disclosed: (i) there are no claims or actions with respect to aboriginal or native rights currently threatened or, to the knowledge of the Company, after due enquiry, pending with respect to the Stibnite Gold Project, (ii) the Company is not aware of any material land entitlement claims or aboriginal land claims having been asserted or any legal actions relating to aboriginal or community issues having been instituted with respect to the Stibnite Gold Project and (iii) no material dispute in respect of the Stibnite Gold Project with any local or aboriginal or native group exists or, to the knowledge of the Company, is threatened or imminent with respect to the Stibnite Gold Project or any activities thereon;

(jj)               Community Relationships. Except as disclosed in the Disclosure Package and the Final Prospectus, and subject to (ii) above, the Company and the Subsidiaries maintain good relationships with the communities and persons affected by or located on the Stibnite Gold Project in all material respects, and,there are no material complaints, issues, proceedings, or discussions, which are ongoing or anticipated which could have the effect of interfering, delaying or impairing the ability to explore, develop and operate the Stibnite Gold Project, and the Company and the Subsidiaries do not anticipate any material issues or liabilities to arise that would adversely affect the ability to explore, develop and operate the Stibnite Gold Project;

(kk)            Government Relationships. The Company and the Subsidiaries maintain a good working relationship with all Governmental Authorities in the jurisdictions in which the Stibnite Gold Project is located, or in which such parties otherwise carry on their business or operations. All such government relationships are intact and mutually cooperative and, to the knowledge of the Company, there exists no condition or state of fact or circumstances in respect thereof, that would prevent the Company or the Subsidiaries from conducting its business and all activities in connection with the Stibnite Gold Project as currently conducted or proposed to be conducted and there exists no actual or, to the knowledge of the Company, threatened termination, limitation, modification or material change in the working relationship with any Governmental Authorities;

(ll)               No Expropriation. No part of the Stibnite Gold Project, Mining Rights or Permits have been taken, revoked, condemned or expropriated by any Governmental Authority nor has any written notice or proceedings in respect thereof been given, or to the knowledge of the Company, been commenced, threatened or is pending, nor does the Company have any knowledge of the intent or proposal to give such notice or commence any such proceedings;

(mm)            No Work Stoppage or Interruptions. There has not been in the last two years and there is not currently any actions, proceedings, inquiries, disruptions, protests, blockades or initiatives by nongovernmental organizations, activist groups or similar entities or persons, that are ongoing or anticipated which could materially adversely affect the ability to explore, develop and operate the Stibnite Gold Project;

(nn)            Technical Reports. The information contained in, related to or derived from the TRS, as supplemented by the updated financial information in respect of the Stibnite Gold Project included as Exhibit 99.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the related disclosures contained in Item 2 thereof (the “Financial Update”), is based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects and represent its good faith estimate that is made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required, except as disclosed in the public record. The Company is in compliance, in all material respects, with the provisions of subpart 1300 of Regulation S-K promulgated by the Commission (“S-K 1300”) to the extent applicable to the Company, and has filed all technical reports required to be filed in respect of the Stibnite Gold Project required thereby. The Company is in compliance with the provisions of National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) and has filed all technical reports in respect of the Stibnite Gold Project required thereby. The TRS and FS Technical Report, as supplemented by the Financial Update, remain current as at the date hereof and comply in all material respects with the requirements of S-K 1300 and NI 43-101, respectively, and there is no new material scientific or technical information concerning the Stibnite Gold Project that would require a new technical report in respect thereof to be issued under S-K 1300 or NI 43--101 (including, but not limited to, in respect of TRS and the FS Technical Report). The estimates of the mineral resources and mineral reserves of the Stibnite Gold Project as disclosed by the Company and as provided for in the TRS and the FS Technical Report have been prepared in accordance with the standards set in S-K 1300 or the Canadian disclosure standards set forth in NI 43-101, and the method of estimating the mineral resources and mineral reserves has been verified by mining experts who are “qualified persons” (within the meaning of NI 43-101 and S-K 1300) and the information upon which the estimates of mineral resources and mineral reserves were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof;

(oo)            Scientific and Technical Projections. To the knowledge of the Company, the projected capital and operating costs and projected production and operating results relating to the Stibnite Gold Project, as summarized in the TRS and the FS Technical Report, and as supplemented by the Financial Update, the Disclosure Package and the Final Prospectus are reasonable by the Company in all material respects subject to the risks and uncertainties stated therein;

(pp)            Employee Plans. Each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant of the Company (the “Employee Plans”) has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans, in each case in all material respects and has been publicly disclosed to the extent required by Applicable Securities Laws;

(qq)            Material Accruals. All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Company or the Subsidiaries;

(rr)              Anti-Bribery and Anti-Corruption Laws. Neither the Company nor the Subsidiaries nor to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of the foregoing, has (i) violated any anti-bribery or anti-corruption laws applicable to the Company, including but not limited to the U.S. Foreign Corrupt Practices Act and Canada’s Corruption of Foreign Public Officials Act (collectively, the “Anti-Corruption Laws”), or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, that goes beyond what is reasonable and customary and/or of modest value: (A) to (1) any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Authority, (2) any salaried political party official, elected member of political office or candidate for political office, or (3) any company, business, enterprise or other entity owned or controlled by any person described in the foregoing clauses (each, a “Government Official”), whether directly or through any other person, for the purpose of influencing any act or decision of a Government Official in his or her official capacity; inducing a Government Official to do or omit to do any act in violation of his or her lawful duties; securing any improper advantage; inducing a Government Official to influence or affect any act or decision of any Governmental Authority; or assisting any representative of the Company in obtaining or retaining business for or with, or directing business to, any person; or (B) to any person in a manner which would constitute or have the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage, in each case of (A) or (B) in violation of the Anti-Corruption Laws. Neither the Company nor the Subsidiaries nor to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of foregoing, has (1) conducted or initiated any review, audit, or internal investigation that concluded the Company or the Subsidiaries, or a subsidiary or any director, officer, employee, consultant, representative or agent of the foregoing violated such laws or committed any material wrongdoing in connection with such laws, or (2) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anti-corruption laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such laws, or received any notice, request, or citation from any person alleging non-compliance with any such laws;

(ss)             Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act , with which any of them is required to comply, including Section 402 related to loans;

(tt)               No Registration Rights. Except for the rights set forth in the Participation Agreement, which have been waived in connection with the transactions described herein and as contemplated in the Paulson Subscription Agreement, there are no contracts, agreements or understandings between the Company and any “person” (which term shall, throughout this Agreement, also refer to entities) granting such person the right to require the Company to file a registration statement under the U.S. Securities Act or a prospectus under Canadian Securities Laws, as applicable, with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement;

(uu)            Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Prospectus will not be registered or required to be registered as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(vv)            Certain Market Activities. Neither the Company, nor any of the Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(ww)           Data. Any statistical and market and industry-related data included in the Disclosure Package and the Final Prospectus is based on or derived from sources which the Company believes to be reliable and accurate and all such data included in the Disclosure Package and the Final Prospectus accurately reflects the materials upon which it is based or from which it was derived;

(xx)             Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, without limitation, the applicable anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(yy)             Sanctions.

(i)           Neither of the Company nor any of the Subsidiaries (for purposes of this Section 1(yy), collectively, the “Entity”), nor to the knowledge of the Entity, any director, executive officer, employee, agent or representative of the Entity acting on the Entity’s behalf, is a person that is, or that is owned or controlled by a person that is:

(A)             the target of any sanctions administered or enforced by the U.S. Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”, and such persons each a “Sanctioned Person”), or

(B)              located, organized or resident in a country or territory that is the target of comprehensive Sanctions (as of the date of this Agreement, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria) (each a “Sanctioned Country”), except to the extent permitted by OFAC.

(ii)           The Entity will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person:

(A)             for the purpose of funding or facilitating any activities or business of or with any Sanctioned Person or in any Sanctioned Country, in each case as of the time of such funding or facilitation, except to the extent authorized under applicable Sanctions; or

(B)              in any other manner that will result in a violation of Sanctions by any person solely as a result of the Company making such proceeds from the offering available to any such person.

(iii)          Since April 22, 2019, the Entity has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Sanctioned Person, or in any Sanctioned Country, except to the extent authorized under applicable Sanctions;

(zz)              Forward-Looking Information. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Disclosure Package and the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(aaa)           Continuous Disclosure. The Company is in compliance in all material respects with its timely and continuous disclosure obligations under the Applicable Securities Laws and the Canadian Securities Laws, including insider reporting obligations, and, without limiting the generality of the foregoing, there has been no material change that has occurred since December 31, 2024, which has not been publicly disclosed. The information and statements in the Disclosure Package and the Final Prospectus were true and correct in all material respects as of the respective dates of such information and statements and at the time any such documents were filed on EDGAR or SEDAR+ and, except as may have been corrected by subsequent disclosure, do not contain any misrepresentations and no material facts have been omitted therefrom which would make such information materially misleading. The Company has not filed any confidential material change reports which remain confidential as at the date hereof. To the knowledge of the Company, there are no circumstances presently existing under which liability is or would reasonably be expected to be incurred under Part 16.1 – Civil Liability for Secondary Market Disclosure of the Securities Act (British Columbia) and analogous provisions under the other Canadian Securities Commissions;

(bbb)          Transfer Agent. Computershare Investor Services Inc. (the “Transfer Agent”) at its principal office in Vancouver, British Columbia has been duly appointed as the registrar and transfer agent in respect of the Common Shares;

(ccc)           Absence of Rights. Other than options, restricted share units, or other equity awards granted under the Company’s equity incentive plans described in the Disclosure Package and the Final Prospectus, or as otherwise disclosed in the Disclosure Package and the Final Prospectus and in respect of the Participation Agreement and to the offering and sale of the Securities as contemplated herein pursuant to this Agreement and the Canadian Subscription Agreements (the “Offering”), no person now has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of the Company;

(ddd)           Dividends. There is not, in the constating documents, notice of articles, articles or in any other Material Agreement, or other instrument or document to which the Company is a party, any restriction upon or impediment to, the declaration of dividends by the directors of the Company or the payment of dividends by the Company to the holders of the Common Shares;

(eee)            Reporting Issuer Status. The Company is a “reporting issuer” in each of the Canadian Reporting Jurisdictions, not included in a list of defaulting reporting issuers maintained by the Canadian Securities Commissions and in particular, without limiting the foregoing, and as of the date hereof, the Company is in compliance in all material respects with its obligations to make timely disclosure of all material changes and material facts relating to it and there is no material change or material fact relating to the Company which has occurred and with respect to which the requisite news release has not been disseminated or material change report, as applicable, has not been filed with the Canadian Securities Commissions;

(fff)              Smaller Reporting Company. As of the effective date of the Registration Statement and the date of this Agreement, the Company has been and is a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations;

(ggg)           Emerging Growth Company. As of the effective date of the Registration Statement and the date of this Agreement, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”);

(hhh)           No Voting Agreements. The Company is not a party to any agreement, nor is the Company aware of any agreement, which in any manner affects the voting control of any of the securities of the Company or its Subsidiaries;

(iii)               Minute Books. As of the date of this Agreement and each settlement date, the minute books, resolutions and records of the Company and the Subsidiaries which the Company has or will be made available to the Underwriters and their counsel in connection with their due diligence investigation of the Company and the Subsidiaries for the period from June 1, 2022 to the date of examination thereof are all of the minute books and all of the records of the Company and the Subsidiaries for such period and contain copies of all constating documents, including all amendments thereto, and all proceedings of securityholders and directors (and committees thereof), and are complete in all material respects;

(jjj)               Fees and Commissions. Other than the Underwriters pursuant to this Agreement, there is no person acting or purporting to act at the request of the Company who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the offer and sale of the Securities;

(kkk)            Related Parties. Except as disclosed in the Disclosure Package and the Final Prospectus, other than parties to the Participation Agreement, none of the current directors, officers or employees of the Company, any known holder of more than 10% of any class of shares of the Company, or any known associate or affiliate of any of the foregoing persons or companies, has had any material interest, direct or indirect, in any material transaction with the Company which, as the case may be, materially affected, is material to or is reasonably expected to materially affect the Company and the Subsidiaries on a consolidated basis;

(lll)               No Loans. The Company is not a party to any Debt Instrument or has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees or any person not dealing at “arm’s length” with the Company;

(mmm)         Directors and Officers. None of the current or proposed directors or officers of the Company are subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(nnn)           Shareholder Approvals. Except as required under the Participation Agreement, there is no requirement under any agreement or applicable laws (including Applicable Securities Laws) or otherwise, for the Company to obtain the approval of its shareholders to complete the transactions described herein;

(ooo)          Entitlement to Proceeds. Other than the Company (and the Underwriters in respect of the Underwriters’ commission and expenses), there is no person that is or will be entitled to the proceeds of the offering under the terms of any Material Agreement, or other instrument or document (written or unwritten);

(ppp)           Full Disclosure. All information which has been prepared by the Company relating to the Company, the Subsidiaries and their businesses, properties and liabilities and provided to the Underwriters including all financial, marketing, sales, operational information, as well as disclosure and information relating to the construction and development of the Stibnite Gold Project provided to the Underwriters is, taken as a whole, as of the date of such information, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information, taken as a whole with all such information provided, including information the Company publicly filed or disclosed, materially misleading;

(qqq)          Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual);

(rrr)              Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Disclosure Package and the Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(sss)            Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Securities;

(ttt)              Stock Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with;

(uuu)          Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all known material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, and security of all IT Systems and data, including all Personal Data (as defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number, (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended, (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”), (v) any “personal information” as defined by the California Consumer Privacy Act, as amended by the California Privacy Rights Act of 2020 (collectively, “CCPA”) and (vi) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems, Confidential Data, and Personal Data and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification;

(vvv)           Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA and CCPA (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice, (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or (iii) is a party to any order, decree, or agreement with a governmental or regulatory authority that imposes any obligation or liability under any Privacy Law; and

(www)         No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering.

Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.                  Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of US$12.672 per Common Share, the number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto.

(b)               Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,693,300 of Option Shares at the same purchase price per share as the Underwriters shall pay for the Firm Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. Said option may be exercised in whole or in part at any time and from time to time, beginning on the date hereof and ending on, and including, the date that is 30 days after the Closing Date, upon written notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the settlement date. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

(c)               Notwithstanding the foregoing, the Company understands that, although the agreement to purchase the Securities is made hereunder by the Underwriters to the Company as purchasers, the Underwriters shall have the right to arrange for the Securities to be purchased by substituted purchasers in the Canadian Selling Jurisdictions (the “Substituted Purchasers”) in compliance with Canadian Securities Laws such that the offer and sale of the Securities does not (i) obligate the Company to take any action to qualify any of its securities or any trade of any of its securities, or (ii) trigger an obligation for the Company to file a prospectus or other offering document with any Canadian Securities Commission or otherwise comply with any continuous disclosure or reporting obligation in Canada or in any jurisdiction outside of Canada. For each Substituted Purchaser that purchases the Securities the obligations of the Underwriters to do so will be reduced by the number of Securities purchased by the Substituted Purchasers directly from the Company.

3.                  Delivery and Payment. Delivery of and payment for the Firm Shares and the Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made at 8:00 a.m. (E.S.T) on June 16, 2025, or at such time on such later date not more than two Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Firm Shares and the Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date), shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Shares and the Option Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the Firm Shares and the Option Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Company will deliver the Option Shares (at the expense of the Company) through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct, on the date specified by the Representatives (which shall be within two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.                  Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale: (i) to the public in the United States set forth in the Preliminary Prospectus; and (ii) by private placement in the Canadian Selling Jurisdictions pursuant to the Canadian Subscription Agreements. The Company is advised by you that prior to the commencement of any roadshow undertaken in connection with the marketing of the offering of the Securities, you reasonably expected that the Securities would be primarily sold in the United States.

5.                  Agreements. The Company agrees with the several Underwriters that:

(a)               The Company will comply with Rule 424(b) under the Securities Act. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement or amendment to the Base Prospectus (including the Final Prospectus) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object in a timely manner. The Company will (i) prepare the Final Prospectus in a form approved by the Representatives, and (ii) file the Final Prospectus with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Securities Act within the time period prescribed not later than the close of business on the second Business Day following the execution and delivery of this Agreement. The Company will promptly advise the Representatives (1) when the Final Prospectus and any supplement thereto shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective (3) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Base Prospectus or for any additional information, (4) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, (5) of the time of the filing with, or mailing or the delivery to, the Commission for filing of any amendment of or supplement to the Registration Statement or the Base Prospectus, (6) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use, or suspending the use of any Preliminary Prospectus, Final Prospectus or any Issuer Free Writing Prospectus, or the issuance any other regulatory authority of any cease trading or similar order relating to the Securities, or the institution or threatening of any proceeding for those purposes or pursuant to Section 8A of the Securities, (7) of the receipt by the Company of any communication from the Commission or a Canadian Regulatory Authority relating to the Preliminary Prospectus or the Final Prospectus, the offering of the Securities, or the listing of the Securities on the Nasdaq and the TSX, and (8) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection and, upon such issuance, occurrence or objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)               If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c)               If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or amend or supplement, as applicable, the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to file any amendment to the Registration Statement with the Commission or have any new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any amended or supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d)               As soon as practicable, the Company will make generally available to its shareholders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e)               The Company will furnish to the Representatives and counsel for the Underwriters upon request, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)                The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or to subject itself to taxation, in any jurisdiction where it is not now so subject.

(g)               The Company will not, without the prior written consent of the Representatives, (i) offer, sell, contract to sell, pledge, hedge, lend or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the submission or filing (or participation in the submission or filing) of a registration statement with the Commission or a prospectus with any Canadian securities regulatory authorities in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other common shares or any securities convertible into, or exercisable, or exchangeable for, common shares; or publicly announce an intention to effect any such transaction or (ii) enter into any swap, hedging, or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common shares or such other securities, in cash or otherwise, for a period of 90 days after the date of the Underwriting Agreement, provided, however, that the Company may (i) issue and sell common shares pursuant to this Agreement, (ii) issue and sell common shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and described in the Disclosure Package (iii) issue common shares issuable upon the exercise of options outstanding at the Execution Time and described in the Disclosure Package, (iv) issue common shares pursuant to the Paulson Subscription Agreement as described in the Disclosure Package and Final Prospectus, (v) issue common shares or warrants exercisable for common shares not to exceed 5% of common shares outstanding after the closing of the offering and the over-allotment option, if any, in connection with the Company’s proposed royalty and financing assurance arrangement, (vi) file or amend one or more registration statements on Form S-8 relating to common shares granted pursuant to or reserved for issuance under any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and described in the Disclosure Package, (vii) with the prior written consent of the Representatives, issue common shares or any security convertible into or exercisable or exchangeable into common shares in connection with joint ventures or other strategic corporate transactions.

(h)               The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)                 The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus and Final Prospectus and each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus and Final Prospectus and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq and the TSX; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states or under foreign (non-Canadian) securities laws (including filing fees and the reasonable, actual and accountable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA and any of the Canadian Regulatory Authorities (including filing fees and the reasonable, actual and accountable fees and expenses of counsel for the Underwriters relating to such filings); provided, however, that the Company shall not be obligated to pay the fees of counsel to the Underwriters related to matters set forth in clauses (vi) and (vii) to the extent such fees exceed US$10,000 in the aggregate; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that except as provided in this Section 5(l), Section 7 and Section 8, the Underwriters will pay all of their costs and expenses, including fees and expenses of counsel for the Underwriters, stock transfer taxes payable on resale of any securities by them and any marketing or advertising expenses connected with any offers they make, as well as the cost of transportation expenses incurred by or on behalf of Company Representatives or the Underwriters in connection with any roadshow.

(j)                 The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6.                 Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Shares and the Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions, subject to the satisfaction of the Underwriters, acting reasonably:

(a)               No order suspending the distribution of the Securities has been issued by any of the Canadian Regulatory Authorities and no proceedings for that purpose shall have been instituted or threatened.

(b)               The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened.

(c)               The Company shall have requested and caused (i) Hunton Andrews Kurth LLP, U.S. counsel for the Company, to have furnished to the Underwriters their opinion and negative assurance letter and (ii) Cozen O’Connor LLP, Canadian counsel for the Company, to have furnished to the Underwriters their opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(d)               The Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinions and negative assurance letter, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)               The Underwriters shall have received from Hardee, Piñol & Kracke, PLLC, legal counsel to the Company, a letter in form and substance reasonably satisfactory to the Underwriters with respect to title and ownership rights in the Stibnite Gold Project.

(f)                The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus , and any amendment or supplement thereto, and this Agreement and that:

(i)                the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)              no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)            since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement to any of them), there has been no Material Adverse Effect except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement to any of them).

(g)               The Company shall have requested and caused the Accountant to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to the Underwriters), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters.

(h)               Subsequent to the Execution Time, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement to any of them) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement to any of them).

(i)                Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)                Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(k)               The Securities shall have been conditionally approved for listing on the TSX and the Company shall have submitted the issuance notice to Nasdaq, and satisfactory evidence of such actions shall have been provided to the Underwriters.

(l)                At the Execution Time, the Company shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and Paulson & Co. Inc. addressed to the Underwriters.

(m)             The Company and the Substituted Purchasers shall have countersigned and delivered the Canadian Subscription Agreements to be executed in connection with sales of Securities in the Canadian Selling Jurisdictions.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and, subject to the provisions of Section 11, all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered by any standard form of telecommunication on the Closing Date.

7.                 Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable, actual and accountable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

For the avoidance of doubt, it is understood that the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Firm Shares; provided that the Company shall still be obligated to pay the expenses of counsel to the Underwriters as set forth in Section 5(l).

8.                 Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal, state or provincial statutory law or regulation (including Canadian Securities Laws), at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)               Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth under the heading “Underwriting,” in (i) the first two sentences of the third paragraph and (ii) the thirteenth paragraph, in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)               Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 8 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)               In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                  Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.              Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment: (i) any inquiry, action, suit, investigation or other proceeding is instituted or announced or any order is made by any federal, provincial, state or other governmental authority, commission, board, bureau, agency or instrumentality (including, without limitation, the TSX, Nasdaq or any securities regulatory authority) in relation to the Company or any of its subsidiaries, or there is any change in law or regulation, or the interpretation or administration thereof, which, in any such cases, in the opinion of any of the Underwriters, acting reasonably, operates to materially impact, prevent or restrict the distribution or trading of the Common Shares; (ii) there should develop, occur or come into effect or existence any event, action, state, condition or major ﬁnancial occurrence of national or international consequence or any outbreak or escalation of national or international hostilities or any crisis or calamity or plague of national or international consequence, or any governmental action, law, regulation, inquiry or other similar occurrence which, in the opinion of any of the Underwriters, acting reasonably, materially adversely affects or could reasonably be expected to materially adversely affect or involve the ﬁnancial markets in Canada or the United States or the business, operations or affairs of the Company and its subsidiaries taken as a whole; (iii) there shall occur, be discovered by the Underwriters or announced by the Company, any material change or a change in any material fact in the business affairs, ﬁnancial condition, assets, liabilities (contingent or otherwise), results of operations of the Company and its related entities (taken as a whole), or there shall exist or be discovered any material fact which is, or may be, untrue, false or misleading in a material respect or result in a misrepresentation (other than a change or fact related solely to the Underwriters), which, in the opinion of any of the Underwriters, acting reasonably, has or could be reasonably expected to have a signiﬁcant adverse effect on the market price or value of the Common Shares; (iv) the Company is in breach of any material term, condition or covenant of the Underwriting Agreement or any representation or warranty given by the Company herein is or becomes false in any material respect; or (v) the completion of the Offering requires approval by the shareholders of the Company pursuant to Applicable Securities Laws, including but not limited to the rules and policies of Nasdaq and the TSX.

11.              Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.              Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to National Bank Financial Inc., Attn: Equity Syndicate Department, 130 King St. West, 4th Floor Podium, Toronto, ON, M5X 1J9, with a copy to the Legal Department at the same address and BMO Capital Markets Corp., Attn: Equity Syndicate Department, 151 West 42nd Street, 32nd floor, New York, NY 10036, with a copy to the Legal Department at the same address; or, if sent to the Company, will be mailed or delivered to 405 S. 8th Street, Suite 201, Boise, Idaho 83702, Attention: Chief Financial Officer as well as Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166, Attention: Joanna Enns and Phil Haines.

13.              Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.               Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.              No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the engagement of the Underwriters by the Company in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgment in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.              Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.              Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.              Jurisdiction. Each of the parties hereto submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Any suit, action or proceeding with respect to this Agreement may be brought only in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York, State of New York. Each of the parties hereto waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit, action or proceeding in such court was brought in an inconvenient forum and agrees not to plead or claim the same.

19.              Waiver of Jury Trial. The Company and each Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.              Counterparts. This Agreement may be signed in one or more counterparts and may be signed and delivered by electronic transmission, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21.               Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.               Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Canadian Regulatory Authorities” means the Canadian Securities Commissions and the TSX.

“Canadian Reporting Jurisdictions” means the provinces of British Columbia, Ontario, Newfoundland and Labrador, Prince Edward Island, Saskatchewan, Manitoba, Nova Scotia, Alberta, and New Brunswick.

“Canadian Securities Commissions” means the securities commission or securities regulatory authority, as applicable, in each of the Canadian Reporting Jurisdictions.

“Canadian Securities Laws” means the applicable securities laws of each of the Canadian Selling Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in the Canadian Selling Jurisdictions, and the policies of the TSX.

“Canadian Selling Jurisdictions” means each of the provinces and territories of Canada in which sales of Securities are completed.

“Canadian Subscription Agreements” means the subscription agreements to be completed and executed between the Company and the Substituted Purchasers of Securities in the Canadian Selling Jurisdictions.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the information included on Schedule II hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

“NI 45-106” shall mean National Instrument 45-106 – Prospectus Exemptions.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Securities Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

PERPETUA RESOURCES CORP.

By:	/s/ Jessica Largent
Name:	Jessica Largent
Title:	Chief Executive Officer

[Signature Page to the Amended and Restated Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date hereof.

National Bank Financial Inc.

By:	/s/ Mary Zhang
Name: Mary Zhang
Title: Director, Global Mining & Metals Investment Banking

BMO Capital Markets Corp.

By:	/s/ Brad Pavelka
Name:
Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

[Signature Page to the Amended and Restated Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Shares to be Purchased
National Bank of Canada Financial Inc.	8,740,810
BMO Capital Markets Corp.	8,740,810
RBC Capital Markets, LLC	2,215,980
Cantor Fitzgerald & Co.	1,231,100
B. Riley Securities, Inc.	738,660
CIBC World Markets Corp.	738,660
H.C. Wainwright & Co., LLC	738,660
Roth Capital Partners, LLC	738,660
Scotia Capital Inc.	738,660
Total	24,622,000

SCHEDULE II

Number of Firm Shares to be sold by the Company: 24,622,000

Price per share to the public: US$13.200

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

1.	News release of the Company dated June 11, 2025, announcing the Offering and the Paulson Subscription Agreement, filed as a free-writing prospectus.

2.	News release of the Company dated June 12, 2025, announcing the upsize of the Offering, filed as a free-writing prospectus.

EXHIBIT A

Form of Lock Up Agreement

National Bank Financial Inc.

BMO Capital Markets Corp.

As Representatives of the several Underwriters

c/o National Bank Financial Inc.

130 King Street West, Suite 800

Toronto, Ontario M5X 1J9

c/o BMO Capital Markets Corp.

151 W 42nd St.

New York, New York 10036

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Perpetua Resources Corp., a company incorporated under the Business Corporations Act (British Columbia) (the “Company”), and you and the other underwriters named in Schedule I to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common shares without par value in the capital of the Company (the “Common Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) or any prospectus under Canadian securities laws in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).  The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Shares as contemplated by the Underwriting Agreement in the Offering; (b) any sale, transfer or tender of any of the undersigned’s Common Shares to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving a change of control of the Company that is approved by the Company’s board of directors, provided that in the event such transaction is not completed the undersigned’s Common Shares shall continue to be subject to this Lock-Up Agreement; (c) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned, provided in each case the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement; or (d) sale to the Company or withholding of any shares to the Company to cover taxes in connection with the vesting or issuance of shares, restricted share units, or other equity awards granted under the Company’s equity incentive plans.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Representatives, make any demand for, or exercise any right with respect to, the registration of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares or any such securities.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Shares.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the central securities register and other records relating to Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the central securities register and other records relating to such shares or other securities.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The undersigned hereby submit to the exclusive jurisdiction of the federal and New York State courts located in The City of New York (and appellate courts thereof) in connection with any dispute related to this Lock-Up Agreement or any matter contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT, EQUITY OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS LOCK-UP AGREEMENT AND ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL TERM HEREOF.

If prior to the execution of the Underwriting Agreement the Company notifies you in writing that it does not intend to proceed with the Offering or for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

The undersigned further directs that delivery of an executed counterpart of a signature page to this Lock-Up Agreement by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Lock-Up Agreement.

Very truly yours,

Name: